Exhibit 99.1

InMed Pharmaceuticals to Webcast Live at VirtualInvestorConferences.com September 8th

InMed Pharmaceuticals invites individual and institutional investors, as well as advisors and analysts, to attend real-time, interactive presentations on VirtualInvestorConferences.com

Vancouver, BC - September 7, 2021 /PRNewswire/ -- InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing and development of rare cannabinoids, announced that Eric. A. Adams, President and CEO of InMed, will present live at VirtualInvestorConferences.com on September 8, 2021.

DATE: September 8th, 2021

TIME: 1:30 PM EST

LINK: https://bit.ly/3ylJi2m

This will be a live, interactive online event where investors are invited to ask the company questions in real-time. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available after the event.

It is recommended that investors pre-register and run the online system check to expedite participation and receive event updates.

Learn more about the event at www.virtualinvestorconferences.com.

Recent Company Highlights:

●	InMed increased the yield of their proprietary IntegraSyn™ rare cannabinoid manufacturing approach to 5 g/L, further improving the overall economics in advance of commercial scale production.

●	InMed’s rare cannabinoid yield of 5 g/L significantly exceeds currently reported industry yields, further validating the IntegraSyn™ manufacturing approach as a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids.

●	InMed announced a non-binding letter of intent to acquire BayMedica, a private company based in Nevada and California that specializes in the manufacture and commercialization of rare cannabinoids.

●	InMed has filed clinical trial applications in several countries as part of a Phase 2 Clinical Trial to evaluate INM-755 (cannabinol) cream for the treatment of Epidermolysis Bullosa.

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About InMed

InMed Pharmaceuticals is a clinical-stage company developing a pipeline of cannabinoid-based pharmaceutical drug candidates, initially focused on the therapeutic benefits of cannabinol (“CBN”) and is developing IntegraSyn™ to produce pharmaceutical-grade cannabinoids. The Company is dedicated to delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About Virtual Investor Conferences®

Virtual Investor Conferences (VIC) is the leading proprietary investor conference series that provides an interactive forum for publicly-traded companies to meet and present directly with investors.

A real-time solution for investor engagement, Virtual Investor Conferences is part of OTC Market Group’s suite of investor relations services specifically designed for more efficient Investor Access.  Replicating the look and feel of on-site investor conferences, Virtual Investor Conferences combine leading-edge conferencing and investor communications capabilities with a comprehensive global investor audience network.

CONTACTS:

InMed Pharmaceuticals

Colin Clancy

Senior Director

Investor Relations

+1 604 416 0999

cclancy@inmedpharma.com

Virtual Investor Conferences

John M. Viglotti

SVP Corporate Services, Investor Access

OTC Markets Group

(212) 220-2221

johnv@otcmarkets.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting present live at the Virtual Investor Conferences on September 8, 2021; delivering new therapeutic alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs; advancing IntegraSynTM to commercial scale production; IntegraSynTM being a commercially viable solution for large-scale, pharmaceutical-grade GMP production of rare cannabinoids; and developing a pipeline of cannabinoid-based pharmaceutical drug candidates. All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.